Filed Pursuant to Rule 424(b)(3) Registration No. 333-260387
PROSPECTUS

SHAPEWAYS HOLDINGS, INC.

Up to 29,060,174 Shares of Common Stock 298,408 Warrants to Purchase Common Stock ________________
This prospectus relates to the issuance by us of up to (i) 17,637,592 shares of our common stock, $0.0001 par value per share (“common stock”) issuable upon the exercise of our publicly-traded warrants (the “Public Warrants”) and (ii) 772,408 shares of our common stock issuable upon the exercise of private warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) originally issued to Galileo Founders Holdings, L.P. (the “Sponsor”).
This prospectus also relates to the resale or disposition from time to time by (a) the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 10,650,174 shares of our common stock, consisting of (i) up to 3,150,000 shares of our common stock (the “PIPE Shares”), issued in a private placement pursuant to the terms of separate Subscription Agreements (as defined below) in connection with the Business Combination (as defined below) and (ii) up to 7,800,174 shares of common stock (which includes 300,000 PIPE Shares) held by affiliates of Shapeways Holdings, Inc. (“Shapeways” or the “Company”) and (b) the selling warrantholders named in this prospectus or their permitted transferees (collectively, the “Selling Warrantholders” and together with the Selling Stockholders, the “Selling Securityholders”) of up to 298,408 Private Warrants held by an affiliate of Shapeways that received Private Warrants in the Distribution.
The Selling Securityholders may offer, sell or distribute all or a portion of the shares of common stock or Private Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
We will pay all fees and expenses in connection with the registration of the common stock and the Private Warrants and will not receive proceeds from the sale of the shares of common stock or Private Warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash.
Our common stock and Public Warrants are currently listed on the NYSE under the symbols “SHPW” and “SHPW WS,” respectively. On October 25, 2022, the closing price of our common stock was $0.64 and the closing price for our Public Warrants was $0.03.
We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2022.

TABLE OF CONTENTS
Prospectus

You should rely only on the information provided in this prospectus and the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any Warrants. We will receive the proceeds from any exercise of any Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”
On September 29, 2021 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated April 28, 2021 (the “Merger Agreement”), by and among Galileo Founders Holdings, L.P. (the “Sponsor”), Galileo Acquisition Corp., a Cayman Islands exempted company (“Galileo” and, after the Domestication (as defined below) “Shapeways”), Galileo Acquisition Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Galileo (“Merger Sub”), and Shapeways, Inc., a Delaware corporation (“Legacy Shapeways”), whereby Merger Sub merged with and into Legacy Shapeways, the separate corporate existence of Merger Sub ceasing and Legacy Shapeways being the surviving corporation and a wholly owned subsidiary of Shapeways (the “Merger”).
Further, on the Closing Date, as contemplated by the Merger Agreement, Galileo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Galileo was domesticated and continued as a Delaware corporation, changing its name to “Shapeways Holdings, Inc.” (the “Domestication” and, together with the Merger, the “Business Combination”).

TRADEMARKS
This prospectus and the documents incorporated by reference herein contain trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies. Solely for convenience, our trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA
This prospectus and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.
Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.  These and other factors could cause results to differ materially from those expressed in these publications and reports.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements contained in this prospectus, the documents incorporated by reference herein and any applicable prospectus supplement other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations, forecasts and assumptions of the management of Shapeways, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” and the following:
•Actual results may vary from expectations regarding (and the Company’s ability to meet expectations regarding) the Company’s strategies and future performance, including Shapeways’ future business plans or objectives and its ability to invest in growth initiatives.
•The Company has a history of losses and may not achieve or maintain profitability in the future.
•The Company faces significant competition and expects to face increasing competition in many aspects of its business, which could cause its operating results to suffer.
•The digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance.
•If the Company fails to grow its business as anticipated, revenues and gross margin will be adversely affected.
•The Company’s attempts to expand its business into new markets and geographies may not be successful.
•The Company’s stock price may be volatile or may decline regardless of its operating performance.
•The Company’s operating results and financial condition may fluctuate on a quarterly and annual basis.
•Failure to attract, integrate and retain additional personnel in the future could harm the Company’s business and negatively affect the Company’s ability to grow its business.
•Interruptions to or other problems with the Company’s website user interface, information technology systems, manufacturing processes, or other operations could damage the Company’s reputation and brand and substantially harm its business and results of operations.
•As part of the Company’s growth strategy, it may continue to acquire or make investments in other businesses, patents, technologies, products, or services. Shapeways may not realize the anticipated benefits of such investments and integration of these investments may disrupt its business and divert management attention.
•The loss of one or more key members of the Company’s management team or personnel could harm its business.

•Shapeways may not timely and effectively scale and adapt its platform, processes, and infrastructure across materials, technologies, markets and software to expand its business.
•The Company’s actual results may be significantly different from projections, estimates, targets, or forecasts.
•Other risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 8 of this prospectus.
Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Shapeways prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.
Except to the extent required by applicable law or regulation, Shapeways undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://investors.shapeways.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Incorporation by Reference
The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 1, 2022;
•our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2022, filed with the SEC on May 16, 2022, and the quarter ended June 30, 2022, filed with the SEC on August 12, 2022;
•our Current Reports on Form 8-K filed with the SEC on May 16, 2022, June 10, 2022, June 13, 2022, July 6, 2022, August 19, 2022, September 16, 2022, and October 13, 2022; and
•the description of our capital stock contained in Exhibit 4.3 of our Annual Report on 10-K/A for the year ended December 31, 2021, filed with the SEC on April 1, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of this post-effective amendment to the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Shapeways Holdings, Inc.
30-02 48th Avenue
Long Island City, New York 11101
Attention: Corporate Secretary
Tel. (646) 979-9885
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference and does not contain all of the information that you should consider before investing in our common stock. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Company,” or “Shapeways” refers to Shapeways Holdings, Inc.
Shapeways
Shapeways is a leading digital manufacturer combining high-quality, flexible on-demand manufacturing with purpose-built proprietary software to offer customers an end-to-end digital manufacturing platform on which they can rapidly transform digital designs into physical products. Shapeways’ manufacturing platform offers customers access to high-quality manufacturing from start to finish through automation, innovation and digitization. Shapeways’ proprietary software, wide selection of materials and technologies, and global supply chain aim to lower manufacturing barriers and accelerate delivery of items customers need manufactured from prototypes to finished parts. Shapeways combines deep digital manufacturing know- how and software expertise to deliver high-quality, flexible on-demand digital manufacturing to a range of customers, from project-focused engineers to large enterprises.
Corporate Information
Galileo Acquisition Corp., our predecessor company (“Galileo”) was a Cayman Islands exempted company formed on July 30, 2019, as a special purpose acquisition company for the purpose of effecting an initial business combination. On October 22, 2019, Galileo completed its initial public offering. On September 29, 2021, Galileo consummated a business combination with Shapeways, Inc. In connection with the closing of the business combination, Galileo was domesticated and continued as a Delaware corporation, changing its name to “Shapeways Holdings, Inc.”
Shapeways is located at 30-02 48th Avenue, Long Island City, NY 11101 and its phone number is (646) 979-9885.
Emerging Growth Company
Shapeways is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, Shapeways is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Shapeways has elected to take advantage of such extended transition period. Shapeways will remain an emerging growth company until the earlier of (1) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of the consummation of Galileo’s initial public offering), (2) the last day of the fiscal year in which Shapeways has total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which Shapeways is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which Shapeways has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

THE OFFERING

Issuer	Shapeways Holdings, Inc.
Issuance of Common Stock
Shares of Common Stock Offered by Us	17,637,592 shares of common stock issuable upon the exercise of Public Warrants. 772,408 shares of common stock issuable upon the exercise of Private Warrants.

Shares of Common Stock Outstanding Following the Exercise of Warrants	67,704,285 shares, assuming all Warrants are exercised for cash.

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds
We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash. The exercise price for any of our Public Warrants and our Private Warrants is $11.50 per share, subject to certain specified adjustments. To the extent that the market price of our common stock exceeds $11.50 per share, it is more likely that warrantholders will exercise their warrants. If the market price of our common stock is less than $11.50 per share, it is less likely that warrantholders will exercise their warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including working capital, operating expenses and capital expenditures. See “Use of Proceeds.”

Resale of Common Stock
Common Stock Offered by the Selling Stockholders	Up to 10,650,174 shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders.
Resale of Warrants
Warrants Offered by the Selling Warrantholders	Up to 298,408 Private Warrants

Use of Proceeds	We will not receive any of the proceeds from the sale of the Private Warrants by the Selling Warrantholders

Market for Our Shares of Common Stock and Warrants	Our common stock and Public Warrants are listed on the NYSE under the symbols "SHPW" and "SHPW WS," respectively.

Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A,  subsequent Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

USE OF PROCEEDS
We will receive proceeds equal to the aggregate exercise price from any exercise of the Warrants, assuming the exercise of the Warrants for cash.
We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including working capital, operating expenses and capital expenditures. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants, or will elect to exercise their Warrants for cash. To the extent that Warrants are exercised on a “cashless basis,” the total amount of cash we may receive from cash exercises of the Warrants will decrease.
All of the shares of common stock and the Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own account. We will not receive any of the proceeds from these sales.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and resale, from time to time, by the Selling Securityholders named in this prospectus of (a) up to 10,650,174 shares of common stock, consisting of (i) up to 3,150,000 PIPE Shares and (ii) up to 7,800,174 shares of common stock (which includes 300,000 PIPE Shares) held by affiliates of Shapeways, and (b) up to 298,408 Private Warrants held by affiliates of Shapeways. In addition, this prospectus relates to the offer and sale of up to 18,410,000 shares of common stock that are issuable by us upon the exercise of 18,410,000 Warrants to purchase shares of common stock, consisting of (a) 17,637,592 Public Warrants and (b) 772,408 Private Warrants held by members of the Sponsor that received Private Warrants in the Distribution.
The following table sets forth the names of the Selling Securityholders, the aggregate number of shares of common stock and Warrants held by each Selling Securityholder immediately prior to the sale of the shares of common stock and Warrants in this offering, the number of shares of our common stock and Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering, based on information supplied to us by the Selling Securityholders and our review of stockholder records maintained by our transfer agent. For purposes of the table below, we have assumed that (i) after termination of this offering none of the shares of common stock or Warrants covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in our common stock or the Private Warrants other than through a public sale.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable
The Selling Securityholders may sell, distribute or otherwise transfer all, some or none of such securities in this offering. See “Plan of Distribution.”
Except as otherwise disclosed below, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with us.

	Before the Offering				After the Offering
	Shares of Common Stock Beneficially Owned		Number of Warrants Beneficially Owned	Number of Shares of Common Stock or Warrants to be Sold in the Offering	Shares of Common Stock Beneficially Owned		Number of Warrants Beneficially Owned
Selling Securityholders	Number(1)	%			Number	%
Andreessen Horowitz Fund III, L.P.(2)	5,304,463	10.8%	—	100,000	5,204,463	10.6%	—
Desktop Metal Operating, Inc.(3)	2,000,000	4.1%	—	2,000,000	—	—%	—
Stichting Depositary INKEF Investment Funds(4)	3,508,963	7.1%	—	250,000	3,258,963	6.6%	—
Lux Capital(5)	7,134,051	14.5%	—	7,134,051	—	—%	—
Union Square Ventures 2008, L.P.(6)	6,107,670	12.4%	—	300,000	5,807,670	11.8%	—
Ampla Capital, LLC(7)	653,123	1.3%	298,408	951,531	—	—%	—
Other Selling Securityholders(8)	231,859	*	—	213,000	18,859	—%	—

(1)	The percentage of beneficial ownership before this offering is calculated based on 49,294,285 shares of our common stock outstanding as of September 15, 2022. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	Consists of (i) 4,889,040 shares received by Andreessen Horowitz Fund III, L.P. for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P. and Andreessen Horowitz Fund III-Q, L.P. (collectively, the “AH Fund III Entities”), in the Business Combination as an equityholder of Shapeways, of which 488,904 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (ii) 100,000 shares that the Andreessen Horowitz Fund III, L.P. purchased in the PIPE Investment and (iii) 315,423 shares held by AH Parallel Fund III, L.P., of which 31,542 shares are subject to the Earnout Terms (as defined in the Proxy Statement), for itself and as a nominee for AH Parallel Fund III-A, L.P., AH Parallel Fund III-B, L.P. and AH Parallel Fund III-Q, L.P. (collectively, the “AH Parallel Fund III Entities”). AH Equity Partners III, L.L.C., the general partner of Andreessen Horowitz Fund III, L.P., may be deemed to have sole voting and dispositive power over the shares held by Andreessen Horowitz Fund III, L.P. AH Equity Partners III (Parallel), L.L.C., the general partner of AH Parallel Fund III, L.P., may be deemed to have sole voting and dispositive power over the shares held by AH Parallel Fund III, L.P. The managing members of each of AH Equity Partners III, L.L.C. and AH Equity Partners III (Parallel), L.L.C. are Marc Andreessen and Ben Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Fund III Entities and the AH Parallel Fund III Entities. The address for persons and entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(3)	Desktop Metal Operating, Inc.’s parent and sole shareholder, Desktop Metal, Inc., is a beneficial owner of these shares. The address of these entities is 63 Third Avenue Burlington, MA 01803.
(4)	Consists of (i) 3,258,963 shares held by Stichting Depositary INKEF Investment Fund, of which 325,896 shares are subject to the Earnout Terms (as defined in the Proxy Statement) and (ii) 250,000 shares of common stock purchased by Stitchting Depositary INKEF Investment Funds in the PIPE Investment. Robert Jan Galema, Roel Bulthuis, Corne Jansen and Wolfgang Noldeke together exercise voting and investment control over shares held by Stichting Depositary INKEF Investment Fund. Mr. Galema is a member of our Board. The address for Stichting Depositary INKEF Investment Fund and individuals is Gustav Mahlerplein 104, 22nd Floor, 1082 MA, Amsterdam, the Netherlands.
(5)	Consists of (i) 3,811,111 shares held by Lux Ventures III, L.P., of which 381,111 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (ii) 2,848,460 shares held by Lux Co-Invest Opportunities, L.P., of which 284,846 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (iii) 172,666 shares held by Lux Ventures Cayman III, L.P., of which 17,266 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (iv) 1,814 shares held by Lux Ventures III Special Founders Fund, L.P., of which 266 shares are subject to the Earnout Terms (as defined in the Proxy Statement) and (v) 300,000 shares of common stock purchased by Lux Co-Invest Opportunities, L.P. in the PIPE Investment. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Venture Partners III, LLC is the general partner of Lux Ventures III, LP and of Lux Ventures III Special Founders Fund, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited. Mr. Wolfe is a member of our Board. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co-Invest Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.
(6)	Consists of (i) 5,807,670 shares held by Union Square Ventures 2008, L.P., of which 580,767 shares are subject to the Earnout Terms (as defined in the Proxy Statement and (ii) 300,000 shares purchased by Union Square Ventures 2008, L.P. in the PIPE Investment. Union Square GP 2008, LLC is the General Partner of Union Square Ventures 2008, LP and has sole voting and investment power with regards to the shares held directly by Union Square Ventures 2008, L.P. Fred Wilson, Brad Burnham and Albert Wenger are the managing members of Union Square GP 2008, LLC and, therefore, share voting and investment power with regard to the shares held directly by union Square Ventures 2008, LP. The address for these entities is 920 Broadway, 2nd Floor, New York, NY 10010.
(7)	Consists of (i) 653,123 shares and (ii) 298,408 Warrants received in the Distribution. The members of Ampla Capital LLC are Alberto Recchi and Monica Fuentes. Mr. Recchi and Ms. Fuentes may be deemed to have voting and dispositive power over the securities held by Ampla Capital, LLC. The address of Ampla Capital, LLC is 1049 Park Ave, Apt 14A, New York, New York 10028. Mr. Recchi is our Chief Financial Officer and a member of our Board.
(8)	Consists of shares held by Kevin S. Choksi Trust dated 9/24/13, Stifel Venture Corp. and Patrick Jones. Stifel, Nicolaus & Company, Incorporated, an affiliate of Stifel Venture Corp., served as placement agent to Galileo in connection with a private placement of securities of Galileo and is an affiliate of a registered broker-dealer. The address of Stifel Venture Corp. is 501 N Broadway, St. Louis, MO 63102. Mr. Jones is a member of our Board. The disclosure with respect to these Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our common stock.

PLAN OF DISTRIBUTION
We are registering the issuance of (i) up to 17,637,592 shares of our common stock issuable upon the exercise of our Public Warrants and (ii) up to 772,408 shares of our common stock issuable upon the exercise of our Private Warrants originally issued to the Sponsor.
We are also registering the offer and sale, from time to time, by the Selling Securityholders of (a) up to 10,650,174 shares of common stock, consisting of (i) 3,150,000 PIPE Shares, and (ii) up to 7,800,174 shares of common stock (which includes 300,000 PIPE Shares) held by affiliates of Shapeways, and (b) up to 298,408 Private Warrants held by affiliates of Shapeways that received Private Warrants in the Distribution.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders, subject to any applicable lock up agreements. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership or limited liability company distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the applicable exchange;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
To the extent required, the securities to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of our securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge our securities to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and Public Warrants are currently listed on the NYSE under the symbols “SHPW” and “SHPW WS”, respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements or, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the registration statement of which this prospectus is a part.
A holder of Public Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS
The financial statements of Shapeways as of and for the years ended December 31, 2021 and 2020, incorporated by reference herein, have been audited by Withum Smith+Brown, PC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated upon the report of such firm given upon their authority as experts in accounting and auditing.